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 ATTENTION AIM FUNDS SHAREHOLDERS:

 Beginning March 13, 2000 proxy materials for certain of the AIM Funds were mailed to shareholders of record as of February 18, 2000. Since many AIM employees are shareholders of the Funds, we encourage each of you to promptly vote. Doing so will enable AIM to focus its resources on the solicitation of non-employee accounts.

 PLEASE REMEMBER THAT EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

 YOUR OPTIONS TO VOTE MAY INCLUDE:

 1. Telephone Voting: call 1-800-605-9205 and enter your 12-digit control number, shown on your proxy card.

 2. Internet Voting: go to www.aimfunds.com, double click on "online proxy voting" and enter the 12-digit control number shown on your proxy card and follow the instructions on the website.

 3. Voting by mail: Please sign, date and return your proxy card in the postage paid envelope, provided in your proxy materials.

 Please note that you may have received multiple proxy cards in your mailings, please vote all cards so each vote can be recorded.

 Thank you for your prompt attention and continued support.